Extension Of Agreement

For good value, this Extension Agreement is made by and between TNI BioTech International, Ltd., BVI Corporation with registered office is Drake Chambers, P.O. Box 3321, Road Town, Tortola, British Virgin Islands (a wholly owned subsidiary of Immune Therapeutics, Inc ("Company"), and AHAR Pharma, a company duly incorporated and existing under the laws of Nigeria ("General Distributor"), having a registered office at Plot 12A, Olaitan Senbanjo Street, Lekki Phase 1, Lagos,

Whereas a certain Agreement between the parties dated 17th day of September, 2013 expires on December 31, 2015 , and the parties want to extend and continue said Agreement; it is agreed that said Agreement is extended for an additional term commencing upon the expiration of the original term and shall now expire December 30, 2018 .

This extension shall be on all other terms and conditions as stated in the original Agreement.

This extension Agreement shall be binding upon and inure to the benefit of the parties, their successors, and personal representatives.

Signed under seal this Date: March 29, 2016

Noreen Griffin

TNI BioTech International, Ltd — By: Noreen Griffin

Richards Afonja
Richards Afonja (Apr 11, 2016)

AHAR Pharma — By: Richard Afonja MD